Exhibit 99.1

For Immediate Release:  July 23, 2007

PROCYON CORPORATION ANNOUNCES RECEIPT
OF FEDERAL SUPPLY NUMBER WITH GENERAL SERVICES ADMINISTRATION
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"Clearwater, Fl * July 23, 2007 - Procyon Corporation (OTC BB * PCYN) (the *
Company *) today announced that its Amerx HealthCare subsidiary received a Federal Supply Schedule Number from the United States General Services Administration on July 15, 2007.

Amerx HealthCare Corporation received a Federal Supply Schedule number from the Government Services Administration for a 5-year period beginning 7/15/07. Receipt of this number will afford Amerx the opportunity to provide its proprietary line of wound and skin care products to Federal agencies including the Department of Veterans Affairs, Department of Defense, Coast Guard, and Public Health Services including Indian Health. This Federal supply number will allow individual Federal agencies to add Amerigel(R) products to their local formulary.

AmeriGel's proprietary line of wound and skin care products is made with Oakin(R), proven to enhance the natural healing of wounds, reduce inflammation and prevent infection. They include AmeriGel(R) Wound Dressing, AmeriGel(R) Hydrogel Saturated Gauze Dressing, Amerigel(R) Care Lotion, Amerigel(R) Saline Wound Wash, Amerigel(R) Barrier Lotion and Amerigel(R) Post-Op Surgical Kits.

Amerx began operations in 1993 and manufacturers proprietary wound and skin products, including the Amerigel(R) Skin and Wound Care product line. Amerigel(R) products have been reviewed by the FDA. All manufacturing is done in the US and complies with rigid GMP requirements. Amerx HealthCare continues its research and development of innovative and high-quality products to medical professionals and to the consumer. Amerigel's cost-effective products are available over-the-counter and do not require a prescription.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words "may", "will", "expect", anticipate", "continue", "estimate", "project", "intend," "believe," and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to various risks and uncertainties, including, but not limited to, the following: business conditions in the skin and wound care market and the general economy, competitive factors, changes in product mix, production delays, manufacturing capabilities, and other risks or uncertainties detailed in other of the Company's Securities and Exchange Commission filings. Additional information on these and other factors that could affect our financial results is included in our Form 10-KSB for the year ended June 30, 2006. There may be other factor not mentioned above, in the discussion below or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. The reader should not place undue reliance on any forward-looking statements. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.